UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

OMB APPROVAL
OMB Number: 3235-0060
Expires: March 31, 2006
Estimated average burden
hours per response 2.64

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     11/5/03

Smithtown Bancorp

(Exact name of registrant as specified in its charter)

New York	2-91511	11-2695037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street, Smithtown, New York 11787

(Address of principal executive offices)

Registrant’s telephone number, including area code     631-360-9300

SMITHTOWN BANCORP

FORM 8-K

SMITHTOWN BANCORP

INDEX

Item 1.	Changes in Control of Registrant – Not Applicable.
Item 2.	Acquisition or Disposition of Assets – Not Applicable.
Item 3.	Bankruptcy or Receivership – Not Applicable.
Item 4.	Changes in Registrant’s Certifying Accountant.
Item 5.	Other Events and Regulation FD Disclosure – Not Applicable.
Item 6.	Resignations of Registrant’s Directors – Not Applicable.
Item 7.	Financial Statements and Exhibits.
Exhibit 1. Consolidated Balance Sheets – September 30, 2003 and December 31, 2002. Exhibit 2. Consolidated Statements of Income – Nine months ended September 30, 2003 and 2002.
Item 8.	Change in Fiscal Year – Not Applicable.
Item 9.	Regulation FD Disclosure – Not Applicable.
Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics – Not Applicable.
Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan – Not Applicable.
Item 12.	Result of Operations and Financial Condition.
Exhibit 1. Smithtown Bancorp Press Release dated October 31, 2003.

SMITHTOWN BANCORP

CONSOLIDATED BALANCE SHEETS

	As of
	September 30, 2003	December 31, 2002

Assets
Cash and Due from Banks	$15,869,456	$8,169,673
Federal Funds Sold	528,889	2,522,578
Investment Securities:
Investment Securities Held to Maturity:
Mortgage-Backed Securities	341,310	579,622
Obligations of State and Political Subdivisions	1,785,562	2,381,890

Total Investment Securities Held to Maturity	2,126,872	2,961,512

(Estimated Fair Value $2,248,554 and $3,118,644 at September 30, 2003 and December 31, 2002, respectively)
Investment Securities Available for Sale:
Obligations of U.S. Government Agencies	25,242,878	11,226,328
Mortgage-Backed Securities	9,557,959	15,905,791
Obligations of State and Political Subdivisions	17,914,880	20,893,082
Other Securities	7,418,485	7,222,864

Total Investment Securities Available for Sale (At Estimated Fair Value)	60,134,202	55,248,065

Total Investment Securities	62,261,074	58,209,577

Loans	423,253,773	358,171,477
Less: Unearned Discount	61,876	121,456
Reserve for Possible Loan Losses	4,547,682	3,945,593

Loans, Net	418,644,215	354,104,428
Equity Investment in SMTB Financial Group, LLC.	56,132	2,623
Bank Premises and Equipment	10,137,250	8,780,182
Other Assets
Cash Surrender Value—Bank Owned Life Insurance	12,655,560	10,756,096
FHLB Stock	2,300,000	2,325,000
Other	7,440,376	6,933,080

Total Assets	$529,892,952	$451,803,237

Liabilities
Deposits:
Demand	$93,353,467	$72,417,182
Money Market	148,808,131	126,707,767
NOW	33,182,535	25,516,385
Savings	49,247,212	45,852,116
Time Deposits	109,005,782	107,426,224

Total Deposits	433,597,127	377,919,674
Dividend Payable	271,481	229,251
Other Borrowed Funds	44,300,000	38,000,000
Trust Preferred Securities	11,000,000	0
Other Liabilities	2,005,278	1,710,026

Total Liabilities	491,173,886	417,858,951

Stockholders' Equity
Common Stock—$1.25 Par Value: (7,000,000 Shares Authorized; 3,583,640 Shares Issued)	2,239,775	2,239,775
Retained Earnings	41,704,282	35,887,008
Additional Paid in Capital	1,993,574	1,993,574
Accumulated Other Comprehensive Income	557,075	733,640

Total	46,494,706	40,853,997
Less: Treasury Stock	7,775,640	6,909,711

(567,185 and 536,142 Shares at Cost at September 30, 2003 and December 31, 2002, respectively)
Total Stockholders' Equity	38,719,066	33,944,286

Total Liabilities and Stockholders' Equity	$529,892,952	$451,803,237

SMITHTOWN BANCORP

CONSOLIDATED STATEMENTS OF INCOME

	For the Nine Months Ended September 30,
	2003	2002

Interest Income
Interest and Fees on Loans	$20,174,551	$17,801,762
Interest and Dividends on:
Obligations of U.S. Government Agencies	447,446	405,648
Mortgage—Backed Securities	476,776	973,777
Obligations of State & Political Subdivisions	659,867	805,469
Other Securities	370,567	253,511
Interest on Federal Funds Sold	76,329	79,638
Interest on Balances Due From Depository Institutions	755	993
Other Interest Income	56,521	76,127

Total Interest Income	22,262,812	20,396,925

Interest Expense
Money Market Accounts	1,269,629	1,368,614
Savings	201,931	230,647
Time Deposits $100,000 and Over	1,117,448	956,985
Other Time Deposits	1,914,655	1,561,414
Interest on Other Borrowed Money	1,065,113	1,328,322

Total Interest Expense	5,568,776	5,445,982

Net Interest Income	16,694,036	14,950,943
Provision for Possible Loan Losses	600,000	690,000

Net Interest Income After Provision for Possible Loan Losses	16,094,036	14,260,943

Other Non-Interest Income
Trust Department Income	453,307	300,645
Service Charges on Deposit Accounts	1,332,377	1,412,864
Other Income	1,197,292	1,211,955
Net Gain on Sale of Investment Securities	60,965	76,865
Net Income from Equity Investment	53,510	38,847

Total Other Non-Interest Income	3,097,451	3,041,176

Other Operating Expenses
Salaries	3,915,214	3,523,418
Pension and Other Employee Benefits	975,185	808,826
Net Occupancy Expense of Bank Premises	1,113,674	827,568
Furniture and Equipment Expense	796,942	749,465
Miscellaneous Operating Expense	1,958,532	2,317,133

Total Other Operating Expense	8,759,547	8,226,410

Income Before Income Taxes	10,431,940	9,075,709
Provision for Income Taxes	3,799,172	3,174,045

Net Income	$6,632,768	$5,901,664

Earnings Per Share
Net Income	$2.19	$1.92
Cash Dividends Declared	$0.27	$0.23
Weighted Average Shares Outstanding	3,024,076	3,073,118

One East Main Street

Post Office Box 456

Smithtown, New York 11787-2823

direct dial: 631-360-9398

direct fax: 631-360-9364

PRESS RELEASE

Release Date: October 31, 2003

Contact:	Ms. Rosanna Dill Vice President	News Contact:	Peter Hamilton Rubenstein Associates (work) 212-843-8015 (home) 631-928-8437 (cell) 516-375-6434

SMITHTOWN BANCORP ANNOUNCES

THIRD QUARTER EARNINGS

EPS increase by 26.98%

ROE at 24.74%

USA Today Includes Company

Among “Top Ten” Stock Picks

Smithtown, NY, October 31, 2003 – Smithtown Bancorp, the parent company of Bank of Smithtown, today announced that the company had earnings of $2,410,713 for the third quarter of 2003, or $.80 per share, representing a 26.98% increase over the same period last year. The company’s earnings for the first nine months of this year were $6,632,768, or $2.19 per share, representing a 14.06% increase over the first nine months of last year.

The company’s return on average equity over the last twelve months was 24.74%, which is more than two and a half times the average ROE of 9.61% for commercial banks of all sizes throughout New York State. Smithtown Bancorp’s return on average assets over the last twelve months was 1.84%, which is more than double the statewide average of .91% for all commercial banks. The company’s efficiency ratio of 44.24% also continues to substantially outpace peer group averages, reflecting the company’s strong record for expense management.

The company’s Chairman, President and Chief Executive Officer, Bradley E. Rock, noted that the earnings growth was fueled, in part, by strong loan growth during the third quarter. During this period, loans grew by $31.7 million. During the first nine months this year, loans increased by $65.1 million, which represents an annualized growth rate of 24.23%.

Asset quality remains exceptionally strong, with nonperforming loans of $8,304, representing less than 2 one-thousandths of one percent (.002%) of the total loan portfolio. Delinquencies of 30-89 days were $4,020, approximately .001% of the loan portfolio. The bank also had $0 of “Other Real Estate” (ORE).

Deposit growth has also been excellent during the first nine months of the year. At September 30, 2003, Bank of Smithtown’s deposits stood at $433.6 million, having increased by $55.7 million so far this year, representing an annualized growth rate of 19.64%.

One of the reasons for the bank’s rapid growth is its opening of three innovative retail-design branches which received much attention. The branches have been opened in East Setauket, Rocky Point and Wading River. They eliminate teller lines and teller counters, feature large plasma screens with consumer information, and are more customer-friendly than most typical bank designs. Mr. Rock said that the bank does not plan to open any more of these branches during the fourth quarter of this year, but that three more similar projects are in the development stage for next year. The bank currently operates 10 branches in Suffolk County.

At the end of September, the company completed an $11 million trust preferred stock offering. Mr. Rock said: “This additional capital will help to support the rapid growth that has continued for us during the past few years.” Assets were $529.9 million at September 30, 2003. All of the company’s regulatory capital ratios are in excess of “well capitalized” guidelines.

With regard to the company’s common stock, last month, USA Today named Smithtown Bancorp as one of its top ten “aggressive” stock picks among all publicly-traded companies in the United States. Smithtown Bancorp was the only bank holding company on the list. In the past, U.S. Banker magazine and SNL Financial rating service have both ranked Bank of Smithtown as the #1 community bank its size in the United States.

Smithtown Bancorp shares have recently traded at prices ranging from $38.00 to $40.00 per share. This represents an approximately 45% increase in market value so far this year. The company’s common stock split 2 for 1 this past April, which was the third 2 for 1 split of the shares during the past five years. Over the past 10 years, the market value of the company’s shares has increased by more than 1,200%.

The company’s shares are traded on the OTC Bulletin Board, which is an electronic market owned and operated by NASDAQ. The shares are traded under the symbol “SMTB”.

*         *         *

This release may include forward-looking statements within the meaning of and pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements can include remarks about Smithtown Bancorp, the banking industry, and the economy in general. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief. These remarks are subject to a variety of uncertainties that could cause future results to vary materially from historical performance or from current expectations. The company undertakes no obligation to publish revised events or circumstances after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date	November 5, 2003	Smithtown Bancorp

(Registrant)

/s/ ANITA FLOREK

(Signature)*